EXHIBIT 99.6


                 AMERITRADE HOLDING CORPORATION and SUBSIDIARIES
           Unaudited Pro Forma Combined Condensed Financial Statements

         The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Ameritrade Holding Corporation, a Delaware corporation (the "Company"), TradeCast Investments Ltd., a Texas limited partnership ("TradeCast Ltd."), and National Discount Brokers Corporation, a New York corporation ("NDB.com"), and have been prepared to illustrate the effects of the acquisitions described below. The unaudited pro forma combined condensed financial statements are presented for illustration purposes only in accordance with the assumptions set forth below, and are not necessarily indicative of the combined financial position or results of operations which may be reported in future periods, nor of the financial position or results of operations that would have occurred if the Company, TradeCast Ltd. and NDB.com had been a combined company during the periods specified, nor had the acquisitions been completed on the dates indicated.

         On April 2, 2001, the Company completed the acquisition of TradeCast Inc., a Delaware corporation ("TradeCast"). The acquisition was effected pursuant to a merger whereby TC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "TC Merger Sub"), was merged with and into TradeCast and pursuant to an acquisition of all of the partnership and limited liability interests in two subsidiaries of TradeCast held by ForTradeCast L Partners, L.P., a Texas limited partnership ("ForTradeCast L"), and ForTradeCast S Partners, L.P., a Texas limited partnership ("ForTradeCast S"). The acquisition was pursuant to an Agreement and Plan of Merger (the "TradeCast Merger Agreement"), dated as of February 13, 2001, as amended March 30, 2001, among the Company, TradeCast, the TC Merger Sub and the Stockholders of TradeCast; and an Interest Purchase Agreement (the "TradeCast Interest Purchase Agreement"), dated as of February 13, 2001, as amended March 30, 2001, among the Company, ForTradeCast L and ForTradeCast S. As a result of the acquisition, TradeCast has become a wholly-owned subsidiary of the Company, and the Company has acquired all of the ownership interest in TradeCast Ltd. TradeCast Ltd., through its subsidiaries, is a leading provider of direct access trade execution and software designed for the active trader.

         Pursuant to the terms of the TradeCast Merger Agreement and TradeCast Interest Purchase Agreement, the Company issued 7,500,000 shares of its Class A Common Stock to the Stockholders of TradeCast and to ForTradeCast L and ForTradeCast S, including 375,000 shares which are being held in escrow pursuant to the indemnification provisions of the TradeCast Merger Agreement. In addition, the Company granted 168,365 options to purchase the Company's Class A Common Stock to employees of TradeCast Ltd. and its subsidiaries pursuant to the terms of the TradeCast Merger Agreement. The Company also issued an additional 712,500 shares of its Class A Common Stock in connection with the acquisition which are being held in escrow and may be released based on future performance, and may issue an additional 37,500 shares of its Class A Common Stock to an employee of TradeCast Ltd. based on future performance and employment.

On September 6, 2001, pursuant to a Purchase Agreement (the "NDB.com Purchase Agreement"), dated as of July 30, 2001, between the Company and National Discount Brokers Group, Inc. ("NDB Group"), the Company completed the acquisition of all of the shares of common stock of NDB.com, and all of the outstanding subordinated promissory notes issued by NDB.com to NDB Group. Under the NDB.com Purchase Agreement, the Company paid aggregate consideration of $154,000,000, consisting of $20,000 in cash paid to NDB Group and 26,027,282 shares of the Company's Class A Common Stock issued to an affiliate of NDB Group. The number of shares of Class A Common Stock issued was determined based on the average closing stock price of the Class A Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the business day prior to the closing date.

         The unaudited pro forma combined condensed financial statements and related notes are qualified in their entirety by reference to, and should be read in conjunction with: (i) the historical financial statements and related notes of TradeCast Ltd. contained in the Company's Forms 8-K/A filed with the Securities and Exchange Commission on May 10, 2001 and August 31, 2001, (ii) the historical financial statements and related notes of NDB.com included elsewhere in this filing, and (iii) the historical financial statements and related notes of the Company contained in the Company's Annual Report on Form 10-K for the year ended September 29, 2000 and Quarterly Report on Form 10-Q for the period ended June 29, 2001.

         The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisitions by the Company of TradeCast Ltd. and NDB.com using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based upon the respective historical audited and unaudited financial statements and related notes of the Company, TradeCast Ltd. and NDB.com. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired. The actual adjustments may differ from those presented in these pro forma financial statements. The final purchase price allocation will be completed after asset and liability valuations are final, and after any contingent consideration related to the acquisition of TradeCast Ltd. is determined. The preliminary allocations are based on assumptions that the Company's management believes are reasonable. Final adjustments may result in a different allocation of the purchase price, which would affect the value assigned to the tangible and intangible assets or could result in a change to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amount of adjustments to the assets and liabilities. See the notes to the unaudited pro forma combined condensed financial statements.

         The unaudited pro forma combined condensed balance sheet assumes that the NDB.com acquisition took place on June 29, 2001, and combines the Company's unaudited June 29, 2001 condensed balance sheet with NDB.com's unaudited June 30, 2001 balance sheet. The unaudited pro forma combined condensed statements of operations for the year ended September 29, 2000 and the nine months ended June 29, 2001 assume the TradeCast Ltd. and NDB.com acquisitions took place as of September 25, 1999. The unaudited pro forma combined condensed statement of operations for the year ended September 29, 2000 combines the Company's audited statement of operations for the year ended September 29, 2000 with TradeCast Ltd.'s audited statement of operations for the year ended December 31, 2000 and NDB.com's unaudited statement of operations for the twelve months ended September 30, 2000. The unaudited pro forma combined condensed statement of operations for the nine months ended June 29, 2001 combines the Company's unaudited condensed statement of operations for the nine months ended June 29, 2001 with TradeCast Ltd.'s unaudited statement of operations for the six months ended March 31, 2001 and NDB.com's unaudited statement of operations for the nine months ended June 30, 2001. Since the TradeCast Ltd. acquisition was completed on April 2, 2001, TradeCast Ltd. is already included in the Company's unaudited June 29, 2001 condensed balance sheet, and TradeCast Ltd.'s results of operations for the three months ended June 29, 2001 are already included in the Company's condensed statement of operations for the nine months ended June 29, 2001. Certain reclassifications have been made to the Company's, TradeCast Ltd.'s and NDB.com's historical financial statements to conform to the Company's current financial statement classifications.

         The pro forma earnings do not reflect any potential operating cost savings that may result from the consolidation of operations of the Company, TradeCast Ltd. and NDB.com and are not necessarily indicative of the results of future operations. No assurances can be given with respect to any operating cost savings that may be realized.

                AMERITRADE HOLDING CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 29, 2001
                                 (In thousands)


                                                                 HISTORICAL                                  PRO FORMA
                                                        ---------------------------      PRO FORMA            COMBINED
                                                         AMERITRADE       NDB.COM       ADJUSTMENTS          AMERITRADE
                                                        -----------     -----------     -----------         -----------
ASSETS

Cash and cash equivalents                               $    31,701     $     1,148     $       (20)(a)     $    32,829
Cash and investments segregated in compliance
  with federal regulations                                1,765,399              --              --           1,765,399
Receivable from brokers, dealers, and clearing              273,719          23,554              --             297,273
  organizations
Receivable from clients and correspondents, net           1,294,762              --              --           1,294,762
Property and equipment, net                                 100,462          21,764         (16,240)(a)         105,986
Goodwill, net                                                86,805              --         130,424 (a)         217,229
Acquired intangible assets                                       --              --          15,126 (a)          15,126
Investments                                                  92,947              --              --              92,947
Other assets                                                 67,047           2,755            (877)(a)          68,925
Deferred income taxes                                            --           2,769          (2,769)(a)              --
                                                        -----------     -----------     -----------         -----------
    Total assets                                        $ 3,712,842     $    51,990     $   125,644         $ 3,890,476
                                                        ===========     ===========     ===========         ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Payable to brokers, dealers and clearing               $   478,136     $         4     $        --         $   478,140
   organizations
 Payable to clients and correspondents                    2,759,033              --              --           2,759,033
 Accounts payable and accrued liabilities                   103,926          13,235          15,940 (a)         133,101
 Notes payable                                               48,900              --              --              48,900
 Convertible subordinated notes                              47,645              --              --              47,645
 Other subordinated borrowings                                   --           6,000          (6,000)(a)              --
 Deferred income taxes                                       29,289              --          (5,380)(a)          23,909
                                                        -----------     -----------     -----------         -----------
     Total liabilities                                    3,466,929          19,239           4,560           3,490,728
                                                        -----------     -----------     -----------         -----------

Stockholders' equity:
 Common stock                                                 1,894              --             260 (a)           2,154
 Additional paid-in capital                                 229,529          72,897          80,678 (a)         383,104
 Accumulated deficit                                        (35,483)        (40,146)         40,146 (a)         (35,483)
 Treasury stock                                                (307)             --              --                (307)
 Accumulated other comprehensive income                      50,280              --              --              50,280
                                                        -----------     -----------     -----------         -----------
     Total stockholders' equity                             245,913          32,751         121,084             399,748
                                                        -----------     -----------     -----------         -----------
     Total liabilities and stockholders' equity         $ 3,712,842     $    51,990     $   125,644         $ 3,890,476
                                                        ===========     ===========     ===========         ===========


SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                AMERITRADE HOLDING CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 29, 2000
                    (In thousands, except per share amounts)


                                                               HISTORICAL                                     PRO FORMA
                                                ---------------------------------------      PRO FORMA         COMBINED
                                                AMERITRADE     TRADECAST       NDB.COM      ADJUSTMENTS       AMERITRADE
                                                ----------     ----------     ---------     -----------      ------------
Revenues:
  Commissions and clearing fees                 $ 389,742      $    4,819     $  74,620      $      --         $  469,181
  Interest revenue                                242,819             461        14,375             --            257,655
  Other                                            21,890          11,131         9,302             --             42,323
                                                ---------      ----------     ---------      ---------         ----------
    Total revenues                                654,451          16,411        98,297             --            769,159
  Client interest expense                          74,019              --            --             --             74,019
                                                ---------      ----------     ---------      ---------         ----------
    Net revenues                                  580,432          16,411        98,297             --            695,140
                                                ---------      ----------     ---------      ---------         ----------

Expenses excluding client interest:
  Employee compensation and benefits              144,883           6,405        28,169             --            179,457
  Communications                                   36,394           3,388        11,760             --             51,542
  Occupancy and equipment costs                    45,249             899         8,886             --             55,034
  Depreciation and amortization                    21,624           1,199        13,747          1,950 (b)         33,662
                                                                                                 5,006 (c)
                                                                                                   756 (d)
                                                                                               (10,620)(e)
  Professional services                            71,478           2,171         3,132             --             76,781
  Interest on borrowings                           16,412              64           462           (462)(f)         16,476
  Other                                            38,836           2,088        22,186             --             63,110
                                                ---------      ----------     ---------      ---------         ----------
    Total operating expenses                      374,876          16,214        88,342         (3,370)           476,062
                                                ---------      ----------     ---------      ---------         ----------
    Operating margin                              205,556             197         9,955          3,370            219,078

  Advertising                                     225,820           7,765        26,132             --            259,717
                                                ---------      ----------     ---------      ---------         ----------
Loss before income taxes                          (20,264)         (7,568)      (16,177)         3,370            (40,639)

Provision (benefit) for income taxes               (6,638)             12        (6,050)        (2,964)(g)        (12,776)
                                                                                                (1,163)(h)
                                                                                                 4,027 (i)
                                                ---------      ----------     ---------      ---------         ----------
Net loss                                        $ (13,626)     $   (7,580)    $ (10,127)     $   3,470         $  (27,863)
                                                =========      ==========     =========      =========         ==========
Basic loss per share                            $   (0.08)                                                     $    (0.13)
Diluted loss per share                          $   (0.08)                                                     $    (0.13)

Weighted average shares outstanding:
  Basic                                           175,025                                       33,152 (j)        208,177
  Diluted                                         175,025                                       33,152 (j)        208,177



SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                AMERITRADE HOLDING CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 29, 2001
                    (In thousands, except per share amounts)



                                                           HISTORICAL                                            PRO FORMA
                                            ------------------------------------------       PRO FORMA            COMBINED
                                            AMERITRADE     TRADECAST          NDB.COM       ADJUSTMENTS          AMERITRADE
                                            ----------    -----------        ---------      -----------         -----------
Revenues:
  Commissions and clearing fees             $ 223,360     $     2,771       $  35,681       $       --           $  261,812
  Interest revenue                            156,072             171           7,535               --              163,778
  Other                                        22,791           6,117           3,871               --               32,779
                                            ---------     -----------       ---------       ----------           ----------
    Total revenues                            402,223           9,059          47,087               --              458,369
  Client interest expense                      39,728              --              --               --               39,728
                                            ---------     -----------       ---------       ----------           ----------
    Net revenues                              362,495           9,059          47,087               --              418,641
                                            ---------     -----------       ---------       ----------           ----------

Expenses excluding client interest:
  Employee compensation and benefits          116,702           3,686          29,477               --              149,865
  Communications                               30,208           1,771           6,137               --               38,116
  Occupancy and equipment costs                46,815             391           8,189               --               55,395
  Depreciation and amortization                25,331             854           9,393            1,463 (b)           33,135
                                                                                                 3,754 (c)
                                                                                                   567 (d)
                                                                                                (8,227)(e)
  Professional services                        45,716           3,583           1,781           (2,830)(k)           48,250
  Interest on borrowings                        9,565              64             328             (328)(f)            9,629
  Other                                        25,069             978          12,190               --               38,237
                                            ---------     -----------       ---------       ----------           ----------
    Total operating expenses                  299,406          11,327          67,495           (5,601)             372,627
                                            ---------     -----------       ---------       ----------           ----------
    Operating margin                           63,089          (2,268)        (20,408)           5,601               46,014

  Advertising                                 126,520             192          20,671               --              147,383
  Debt conversion expense                      62,082              --              --               --               62,082
                                            ---------     -----------       ---------       ----------           ----------
Loss before income taxes                     (125,513)         (2,460)        (41,079)           5,601             (163,451)

Income tax benefit                            (48,360)             --         (16,321)            (984)(g)          (62,233)
                                                                                                  (895)(h)
                                                                                                 3,195 (i)
                                                                                                 1,132 (l)
                                            ---------     -----------       ---------       ----------           ----------
Net loss                                    $ (77,153)    $    (2,460)      $ (24,758)      $    3,153           $ (101,218)
                                            =========     ===========       =========       ==========           ==========

Basic loss per share                        $   (0.42)                                                           $    (0.47)
Diluted loss per share                      $   (0.42)                                                           $    (0.47)

Weighted average shares outstanding:
  Basic                                       181,615                                           33,152 (j)          214,767
  Diluted                                     181,615                                           33,152 (j)          214,767




SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

AMERITRADE HOLDING CORPORATION AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.       Basis of Presentation

The unaudited pro forma combined condensed financial statements reflect the recording of entries required under the purchase method of accounting. The total purchase price has been allocated to the tangible and intangible assets and liabilities of TradeCast Ltd. and NDB.com based on their estimated fair values. The acquisition of TradeCast Ltd. is presented pursuant to Accounting Principles Board ("APB") Opinion Nos. 16 and 17 since it was completed prior to July 1, 2001. The acquisition of NDB.com is presented pursuant to Statement of Financial Accounting Standards ("SFAS") Nos. 141 and 142, which supersede APB Nos. 16 and 17, since it was completed after June 30, 2001. The amounts and components of the purchase price, along with the preliminary allocation of the purchase price, are presented below. Amounts are in thousands.

                           Purchase Price

                                                                  TradeCast     NDB.com       Total
                                                                  ---------    ---------   -----------
Class A common stock issued, net of registration costs            $  63,763    $ 153,835    $ 217,598
Cash acquired, net of cash paid                                      (3,101)      (1,128)      (4,229)
Acquisition costs                                                     2,176        2,489        4,665
Exit and involuntary termination costs                                 --         12,066       12,066
Fair value of stock options granted to TradeCast Ltd. employees         512         --            512
Liabilities assumed                                                   3,511       14,624       18,135
                                                                  ---------    ---------    ---------
                                                                  $  66,861    $ 181,886    $ 248,747
                                                                  =========    =========    =========


               Preliminary Purchase Price Allocation

                                                               TradeCast     NDB.com      Total
                                                               ---------    ---------   ---------
Receivable from brokers, dealers, and clearing organizations   $    --      $  23,554   $  23,554
Property & equipment, net                                         14,663        5,524      20,187
Other assets                                                       4,386        1,878       6,264
Acquired client base intangible asset                               --         15,126      15,126
Goodwill                                                          50,059      130,424     180,483
Deferred income taxes                                             (2,247)       5,380       3,133
                                                               ---------    ---------   ---------
                                                               $  66,861    $ 181,886   $ 248,747
                                                               =========    =========   =========


2.       Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

(a) Reflects the recording of the NDB.com acquisition under the purchase method of accounting. The total purchase price has been allocated to the tangible and intangible assets and liabilities of NDB.com based on their estimated fair values. The amounts and components of the purchase price, along with the preliminary allocation of the purchase price, are presented in Note 1. See pro forma adjustment (e) for a summary of fair value adjustments to property and equipment. Since the TradeCast Ltd. acquisition was completed on April 2, 2001, TradeCast Ltd. is already included in the Company's unaudited June 29, 2001 condensed balance sheet.

(b) Reflects additional amortization resulting from the portion of the TradeCast Ltd. purchase price allocated to software. The $9,750,000 value assigned to the TradeCast Ltd. software was determined based on an independent estimate of the portion of the value of TradeCast Ltd. attributable to it and Company estimates of the cost to develop similar technology internally. The pro forma adjustment assumes the software is amortized on a straight-line basis over an estimated life of five years.

(c) Reflects the amortization of goodwill from the allocation of the TradeCast Ltd. purchase price. The pro forma adjustment assumes goodwill amortization pursuant to APB No. 17 on a straight-line basis over an estimated life of 10 years. Since the NDB.com acquisition was completed after June 30, 2001, it is subject to SFAS No. 142, which superseded APB No. 17 and requires that goodwill not be amortized. Therefore no goodwill amortization is presented for the NDB.com acquisition.

(d) Reflects amortization resulting from the portion of the NDB.com purchase price allocated to the estimated fair value of the NDB.com client base. The amount allocated to this intangible asset was based on an independent valuation using the present value of estimated future cash flows associated with the NDB.com client base. The pro forma adjustment assumes the intangible asset is amortized on a straight-line basis over an estimated life of 20 years.

(e) Reflects differences in depreciation and amortization resulting from fair value adjustments to the carrying value of NDB.com furniture and equipment, computer hardware and computer software. The fair value adjustment to furniture and equipment was based on an agreement to sell the assets that the Company reached subsequent to the acquisition. The fair value adjustment to computer hardware was based on a Company evaluation of redundancies resulting from the acquisition, net of estimated salvage values. The fair value adjustment to computer software was based on an independent valuation, using estimated costs to develop similar technology internally. The fair value adjustments for the NDB.com property and equipment are summarized as follows. Amounts are in thousands.

                           Net Book          Fair Value           Fair Value
Property Description        Value            Adjustment            Assigned
--------------------      --------           ----------           ----------

Furniture and equipment   $  1,232            $   (732)           $    500
Computer hardware           15,467             (11,889)              3,578
Computer software            4,429              (2,983)              1,446



(f) Reflects removal of interest expense associated with the NDB.com subordinated promissory notes to NDB Group. The Company acquired the subordinated promissory notes from NDB Group in conjunction with the acquisition of NDB.com.

(g) Reflects income tax benefit derived from TradeCast Ltd.'s losses computed at 39% for the fiscal year ended September 29, 2000 and 40% for the nine months ended June 29, 2001 (the Company's marginal tax rate for the respective periods).

(h) Reflects income tax benefits derived from the deductible portion of TradeCast Ltd. goodwill and intangible asset amortization, computed at 39% for the fiscal year ended September 29, 2000 and 40% for the nine months ended June 29, 2001 (the Company's marginal tax rate for the respective periods). The purchase of ownership interests from ForTradeCast L and ForTradeCast S will be treated as a taxable asset acquisition of a pro-rata portion of TradeCast Ltd.'s assets. Therefore, approximately $15 million of tax goodwill associated with the TradeCast Ltd. acquisition is tax deductible.

(i)      Reflects the income tax effect of pro forma adjustments (d), (e) and
         (f), computed at 39% for the fiscal year ended September 29, 2000 and 40% for the nine months ended June 29, 2001 (the Company's marginal tax rate for the respective periods).

(j) Reflects the impact of shares of the Company's Class A Common Stock issued as consideration in the acquisitions as if outstanding from the beginning of the period.

(k) Reflects an adjustment to remove investment banking and legal expenses incurred by TradeCast Ltd. prior to the closing of the acquisition, which were directly related to the acquisition.

(l) Reflects the income tax effect of pro forma adjustment (k), computed at 40% (the Company's marginal tax rate).